Exhibit 1.1

5,555,556 Shares

MAMA’S CREATIONS, INC.

COMMON STOCK

PAR VALUE $0.00001 PER SHARE

UNDERWRITING AGREEMENT

June 29, 2026

June 29, 2026

William Blair & Company, L.L.C.

D.A. Davidson & Co.

As Representatives of the several Underwriters,

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, Illinois 60606

c/o D.A. Davidson & Co.

1325 Avenue of the Americas, 17th Floor

New York, NY 10019

Ladies and Gentlemen:

Mama’s Creations, Inc., a Nevada corporation (the “Company”), proposes to issue and sell to the several underwriters (collectively, the “Underwriters”) named in Schedule I to this agreement (this “Agreement”), for whom William Blair & Company, L.L.C. and D.A. Davidson & Co. are acting as representatives (the “Representatives”) an aggregate of 5,555,556 shares (the “Firm Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), of the Company. The Company also proposes to sell to the several Underwriters, at the option of the Underwriters, up to an additional 833,333 shares of Common Stock (the “Option Shares”) solely for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 under the Securities Act (File No. 333-297120) on Form S-3 covering the public offering and sale of certain securities, including the Shares. Such registration statement, as amended (including post-effective amendments), became effective upon filing. The registration statement, together with any amendments thereto filed prior to the date of this Agreement, including the information deemed to be a part of, or incorporated by reference into, the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, or at such time as the case may be, is hereinafter referred to as the “Registration Statement”. The prospectus, dated June 29, 2026, included in the Registration Statement relating to the Shares sold by the Company and the prospectus, at the time the Registration Statement first became effective is hereinafter each referred to as the “Base Prospectus”. The Registration Statement, at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. If the Company files one or more registration statements pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”) that relates to the Registration Statement relating to the Shares being sold by the Company, then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

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The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus supplement to the Base Prospectus relating to the offering and issuance of the Shares. Such final prospectus supplement as filed with the Commission, together with the Base Prospectus, is hereinafter called the “Final Prospectus.” The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules and Regulations, in the form provided to the Underwriters by the Company for use in connection with the offering of the Shares. The Final Prospectus and any Preliminary Prospectus in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including each Base Prospectus as so supplemented) is hereinafter called a “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto) shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations thereunder, that are incorporated by reference therein, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of such Prospectus, as the case may be, deemed to be incorporated therein by reference. The term “Effective Date” shall mean each date that the Registration Statement (and any post-effective amendment) became or becomes effective.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act. As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the execution of this Agreement, (iii) any Issuer Free Writing Prospectus identified in Schedule II hereto, (iii) the pricing information set forth in Schedule I hereto and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Disclosure Package” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

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1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, as of the Closing Date (as defined herein) and each Option Closing Date (as defined herein), if any:

(a) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption provided for in Rule 163 under the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(b) The Company was at the time of filing the Registration Statement, and at the time of filing any post-effective amendment thereto, eligible to use Form S-3 under the Securities Act. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Registration Statement, at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(c) (i) On each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) on the Effective Date, the Registration Statement and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Shares are purchased, if such date is not the Closing Date (the “Option Closing Date”), the Final Prospectus, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the applicable Rules and Regulations thereunder, (iii) the Disclosure Package does not, and at the time of the sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Disclosure Package, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, and as of the Closing Date and on any Option Closing Date, if any, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any Registration Statement, the Disclosure Package, or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

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(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations thereunder. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without each of the Representative’s prior consent, prepare, use or refer to, any free writing prospectus.

(e) As of the Execution Time, neither (i) any Issuer Free Writing Prospectus(es) issued at or prior to the Execution Time, when considered together with the Disclosure Package, nor (ii) any individual free writing prospectus, when considered together with the Disclosure Package, nor (iii) any Written Testing-the-Waters Communication, when considered together with the Disclosure Package, nor (iv) any electronic road show, when taken together as a whole with the Disclosure Package and the price to the public included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(f) (i) Rosenberg Rich Baker Berman, P.A., who certified certain the financial statements of the Company and its internal controls included or incorporated by reference in the Disclosure Package and the Final Prospectus, and (ii) UHY LLP (together with Rosenberg Rich Baker Berman, P.A., the “Auditors”), who certified (A) certain financial statements of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus and (B) the financial statements of Crown 1 Foods, Inc. (“Crown”) included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(g) The Company has been duly organized, validly existing and in good standing under the laws of Nevada and the Company has all requisite power and authority to carry on its business as is currently being conducted and as described in the Disclosure Package and the Final Prospectus, and to own, lease and operate its properties. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the assets, liabilities, properties, condition (financial or otherwise), results of operations, business or business prospects of the Company and its subsidiaries considered as a whole (“Material Adverse Effect”).

(h) Each subsidiary of the Company has been duly organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate or other organizational power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing, would not reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company free and clear of all liens, encumbrances, equities or claims.

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(i) All corporate action required to be taken by the Company’s Board of Directors and stockholders to authorize the Company to enter into this Agreement and the transactions contemplated hereby has been taken or will be taken prior to the Closing Date. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the performance of all obligations of the Company under this Agreement to be performed as of the Closing Date. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties thereto, as applicable, constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of applicable equitable remedies, or (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities law. The Shares have been duly authorized and, when issued and delivered and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free of any preemptive or similar rights, and the Shares will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(j) As of the Closing Date, the authorized capital stock of the Company will conform to the description thereof contained in the Disclosure Package and the Final Prospectus.

(k) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(l) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) for such breaches, violations or contravention that would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (y) the necessary filings and approvals from the Nasdaq to list the Shares, and (z) such consents and approvals as have been obtained and are in full force and effect.

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(n) As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “FDA Product”), such FDA Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any FDA Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any FDA Product, (iii) enjoins production at any facility of the Company or any of its subsidiaries, (iv) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its subsidiaries, or (v) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(o) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect other than action, suits or proceedings accurately described in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

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(p) The Company is not, and after giving effect to the offer and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the issuance and sale of the Shares and the other transactions contemplated by this Agreement, except as disclosed in the Prospectus.

(r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Neither the Company nor any of its subsidiaries, nor any director or executive officer of the Company, nor, to the Company’s knowledge, any other employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the United States Foreign Corrupt Practices Act of 1977 and the Bribery Act 2010 of the United Kingdom.

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(u) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any other employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that (A) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more or entities that are currently the target of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), or (B) is located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, Venezuela, Syria, North Korea and the Crimea region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions and any other covered region of Ukraine identified pursuant to Executive Order 14065) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(ii) The Company and its subsidiaries have not, since April 24, 2019, engaged in, are not now engaged in, and will not engage in, any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

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(iii) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Country; or (B) in any other manner that would reasonably be expected to result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(w) Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus or as contemplated by the Registration Statement, the Disclosure Package and the Prospectus (including information incorporated by reference therein), (i) the Company and its subsidiaries have not incurred any material liability, commitment or obligation, direct or contingent except in the ordinary course of business, (ii) the Company has not entered into any transaction with any “related person” that would require disclosure pursuant to Item 404 of Regulation S-K promulgated by the Commission, (iii) the Company has not purchased any of its Common Stock or other Securities (as defined in Section 2) or entered into any agreement or arrangement providing for the purchase of any of its Common Stock or other Securities, (iv) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its Common Stock or other Securities other than dividends on its Series A Preferred Stock consistent with the terms thereof, (v) there has not been any material change in the capital stock or indebtedness of the Company and its subsidiaries, and (vi) there has not been the occurrence of any Material Adverse Effect.

(x) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and its subsidiaries. Any real property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Disclosure Package and the Final Prospectus.

(y) The Company and its subsidiaries own or license, or can acquire or license on commercially reasonable terms, all material patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and to the knowledge of the Company, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that would result in a Material Adverse Effect if such asserted infringement or conflict were to be determined adversely against the Company.

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(z) There is (i) no labor problem or dispute with the employees of the Company or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or imminent, that would, singularly or in the aggregate, have a Material Adverse Effect, and (ii) no labor disturbance by the employees of the Company, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that would, singularly or in the aggregate, have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(aa) The Company and each of its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(cc) The Company and each of its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, (i) the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

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(dd) The Company and its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer, or persons performing similar functions, to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(ee) Except as described in the Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding restricted stock units, options, rights or warrants.

(ff) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which if determined adversely to the Company or its subsidiaries would have, a Material Adverse Effect.

(gg) The financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, fairly present the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The other financial information included in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and fairly presents the information shown thereby. The pro forma financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Final Prospectus.

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(hh) The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representatives for use in connection with the marketing of the offering of the Shares (the “Marketing Materials”).

(ii) The Company (i) has not alone engaged in any Testing-the-Waters Communication (other than Testing-the-Waters Communications with the consent of the Representative with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act), and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(jj) There is no contract or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Disclosure Package or in the Final Prospectus or to be incorporated by reference into or filed as an exhibit to the Registration Statement which is not so described, incorporated by reference or filed therein as required; and all descriptions of any such contracts or documents contained or incorporated by reference in the Registration Statement, the Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Disclosure Package and the Final Prospectus, no such contract has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination.

(kk) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus and which is not so described.

(ll) All transactions by the Company with officers, directors or control persons of the Company have been duly approved by the Board of Directors of the Company, or duly appointed committees thereof, if and to the extent required under applicable law.

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(mm) No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuation or decrease would not have a Material Adverse Effect.

(nn) No person or entity has the right to require registration of shares of Common Stock or other Securities of the Company within 90 days of the date hereof because of the filing or effectiveness of the applicable Registration Statement or otherwise, except for persons and entities who have waived such right. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any Securities registered by the Company or any of its subsidiaries under the Securities Act other than certain registration rights under the Membership Interest Purchase Agreement, by and among the Company and the other parties thereto, dated June 28, 2023.

(oo) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package, the Final Prospectus or the Marketing Materials.

(pp) The Company and each of its subsidiaries have materially complied, and are presently in material compliance with, its privacy policies and third-party obligations (imposed by applicable law, contract or otherwise) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information. The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have established commercially reasonable disaster recovery and security procedures for the business. To the knowledge of the Company, there has been no security breach or attack or other compromise of or relating to the Company’s information technology systems that would reasonably be expected to result in a Material Adverse Effect.

(qq) Nothing has come to the attention of the Company that has caused it to believe that the statistical or market-related data included in the Registration Statement, the Prospectus and the Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

(rr) Neither the Company nor its subsidiaries is (i) in violation of its respective charter or bylaws (or equivalent organizational documents), (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing material obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (iii) is in violation of any material statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic.

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(ss) The Company has taken all necessary actions to ensure that it is in compliance with the provisions of the Sarbanes-Oxley Act, and all rules and regulations promulgated thereunder, to the extent applicable to the Company on the date hereof.

(tt) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market. There is no action pending by the Company or, to the Company’s knowledge, the Nasdaq Capital Market, to delist the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such listing. The Shares are listed on the Nasdaq Capital Market. The Company is in compliance with all applicable corporate governance requirements of the Nasdaq Capital Market.

(uu) The Company and each of its subsidiaries owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its subsidiaries’ Intellectual Property Rights, which are necessary to conduct their respective businesses, have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. To the best knowledge of the Company, neither the Company nor any of its subsidiaries has, (i) infringed, misappropriated, diluted or violated the Intellectual Property Rights of others, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (ii) violated any material term or provision of any contract concerning Intellectual Property Rights, (iii) violated any material right of any person (including any right to privacy or publicity), or (iv) conducted its business in a manner that would constitute unfair competition or unfair trade practices under the laws of any jurisdiction. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its subsidiaries, being threatened, against the Company or any of its subsidiaries regarding Intellectual Property Rights of others that would reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets within the Intellectual Property Rights of the Company that are materially necessary to conduct their respective businesses.

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(vv) To the knowledge of the Company, no third party is infringing, violating or misappropriating any Company owned Intellectual Property Rights, and there is no claim pending or proceeding regarding any such actual or alleged infringement, misappropriation or other violation of any Company owned Intellectual Property Rights.

(ww) All former and current employees, contractors and consultants of the Company who have contributed to the creation or development of the Company owned Intellectual Property Rights have executed a valid and enforceable agreement containing an irrevocable assignment to the Company of all of their ownership and other rights therein, including to any invention, improvement or discovery.

(xx) The Company has not distributed, incorporated or otherwise used any “Open Source Code” (also known as “free software” (as defined by the Free Software Foundation) or “open source software” (as defined by the Open Source Initiative) or has not otherwise distributed publicly software under terms that permit modification and redistribution of such software) in a manner that would require that any of the proprietary software owned by the Company or included in a Company product or service: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. The Company is in compliance with the terms and conditions of all licenses for free or Open Source Code.

(yy) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

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(zz) The Company and each of its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which their respective employees are eligible to participate and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(aaa) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby, will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or any of its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the certificate or articles of incorporation or bylaws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

2. Agreements to Sell and Purchase. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $17.10 per Firm Share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth opposite such Underwriter’s name in Schedule I hereto.

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On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase all or any portion of the Option Shares at the Purchase Price, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the Underwriter is exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the Option Closing Date. Each Underwriter agrees to purchase that portion of the Option Shares as to which such election shall have been exercised (subject to such adjustments to eliminate fractional shares as the Representatives may determine) determined by multiplying such number of Option Shares by a fraction, the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Option Shares that all of the Underwriters are entitled to purchase hereunder . No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The Option Shares will be delivered in accordance with Section 5 hereof.

The Company hereby agrees that it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), without the prior written consent of each of the Representatives (which consent may be withheld in each of the Representative’s sole discretion) (i) directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale, grant any security interest in, pledge, hypothecate or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to delivery of Common Stock or securities convertible into, exchangeable, or exercisable for shares of Common Stock (“Securities”), in cash settlement or otherwise, by the Company (or any person in privity with the Company) (collectively, a “Disposition”)), (ii) without limiting the restrictions set forth in clause (i), engage in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of Common Stock or other Securities during the Restricted Period, even if such shares of Common Stock or other Securities would be disposed of by a person or entity other than the Company, or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or other Securities, except for a registration statement on Form S-8 relating to the registration of shares of Common Stock issuable pursuant to the Company’s equity incentive plans described in the Disclosure Package and in effect on the date of this Agreement.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance of Common Stock or other Securities, the issuance of any dividends on convertible securities outstanding on the date hereof pursuant to the terms of such securities or upon the exercise of any equity awards issued pursuant to the Company’s equity incentive plans described in the Disclosure Package and in effect on the date of this Agreement, or the exercise of warrants or the conversion of convertible securities issued by the Company that are outstanding on the date hereof (or issued after the date hereof as PIK dividends on convertible securities that are outstanding on the date hereof) (iii) the grant of any equity awards by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to equity incentive plans described in the Disclosure Package and in effect on the date hereof; (iv) the filing by the Company of a registration statement on Form S-8 with the Commission in respect of any shares of Common Stock or other Securities issued under or the grant of any equity award pursuant to an equity incentive plan described in the Disclosure Package and in effect on the date hereof; or (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company; provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 90 days following the date of the Prospectus, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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3. [Reserved.]

4. Payment and Delivery. The Firm Shares will be delivered by the Company to the Underwriters for the account of the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the account of the Company, at 10:00 a.m. New York City time on July 1, 2026 (or if the option to purchase Option Shares is exercised, on each Option Closing Date as set forth in Section 3(b)), or at such time on such later date as the Representatives and the Company may agree upon in writing (such date and time of delivery of the Firm Shares, the “Closing Date”) or the applicable Option Closing Date, as the case may be, as applicable. As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

The Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full Business Day prior to the Closing Date or the applicable Option Closing Date, as applicable. The Shares shall be delivered to the Representatives on the Closing Date or the Option Closing Date, as applicable, for the respective accounts of the several Underwriters. If the Representatives so elect, delivery of the Firm Shares or the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares and the Option Shares, as the case may be, hereunder are subject to the following conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Registration Statement is effective and, at the Closing Date or Option Closing Date, as the case may be, no stop order suspending the effectiveness of any Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of Faegre and Willkie (each as defined below).

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(b) The Representatives shall not have reasonably determined, and advised the Company, that the Registration Statement, the Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representatives, is material, or omits to state a fact which, in the reasonable opinion of the Representatives, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) The Underwriters shall have received on the Closing Date (and on each Option Closing Date, if applicable) a certificate, dated the Closing Date or Option Closing Date, as the case may be, and signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect (i) set forth in Section 6(b) above, (ii) that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date, (iii) that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (iv) no stop order suspending the effectiveness of any Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(d) The Underwriters shall have received on the Closing Date (and on each Option Closing Date, if applicable) an opinion, including a negative assurance statement,of Faegre Drinker Biddle & Reath LLP (“Faegre”), counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date (and on each Option Closing Date, if applicable) an opinion of Brownstein Hyatt Farber Schreck, LLP, counsel for the Company with respect to matters relating to Nevada law, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date (and on each Option Closing Date, if applicable) an opinion of Willkie Farr & Gallagher LLP (“Willkie”), counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

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(g) On each of the date hereof, at the Closing Date (and at each Option Closing Date, if applicable), the Underwriters shall have received from each of (i) Rosenberg Rich Baker Berman, P.A. and (ii) UHY LLP, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from such Auditor, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and confirming that it is an independent public accountant with respect to the Company and its subsidiaries and Crown, as the case may be, within the meaning of the 1933 Act and the 1933 Act Regulations; provided that each letter delivered shall use a “cut-off date” not earlier than two business days prior to the date hereof, the Closing Date or the Option Closing Date, as the case may be.

(h) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by the Chief Financial Officer with respect to certain financial data contained in the Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(i) The Underwriters shall have received on the Closing Date (and on each Option Closing Date, if applicable) a certificate, dated the Closing Date or Option Closing Date, as the case may be, and signed on behalf of the Company by the Secretary, certifying (i) that each copy of the Company’s certificate of incorporation and bylaws attached to the Secretary’s Certificate is true, correct and complete, has not been modified and is in full force and effect; (ii) that a true, correct and complete copy of each of the resolutions of the Company’s board of directors and the resolutions of the pricing committee of the Company’s board of directors relating to the approval of the offering is attached to the Secretary’s Certificate and such resolutions are in full force and effect and have not been modified; (iii) as to the incumbency of the officers of the Company; and (iv) as to the good standing of the Company from the Secretary of State of the State of Nevada.

(j) The lock-up agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each of the persons listed on Schedule IV hereto, relating to Dispositions of shares of Common Stock and other Securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) Such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares to be sold on the Closing Date or Option Closing Date, as the case may be, and other matters related to the issuance of the Shares shall have been furnished to the Representatives.

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If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except that Section 8, Section 11 and Section 13 shall survive any such termination and remain in full force and effect.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To prepare the Final Prospectus in a form approved by the Representatives and to timely file such Final Prospectus pursuant to Rule 424(b) under the Securities Act.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representatives the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Disclosure Package or the Final Prospectus, the Company shall furnish to the Representatives for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

(c) To furnish to the Representatives on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(g) or 6(h) below, as many copies of the Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(d) Before amending or supplementing any Registration Statement, the Disclosure Package or the Prospectus, to furnish to each of the Representatives a copy of each such proposed amendment or supplement and to not file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus (including the Prospectus) required to be filed pursuant to such Rule.

(e) To furnish to each of the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

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(f) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(g) If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters, it is necessary or appropriate to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if it is necessary or appropriate to amend or supplement the Disclosure Package to comply with applicable law, then the Company shall, at its own expense, immediately prepare, file with the Commission and furnish to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package is delivered to a prospective purchaser, be misleading, or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(h) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act, then the Company shall, at its own expense, immediately prepare, file with the Commission and furnish to the Underwriters and to any dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the Securities Act.

(i) To qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions to the extent required by applicable law.

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(j) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations thereunder.

(k) To furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may, from time to time, reasonably request.

(l) During the Prospectus Delivery Period, the Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or will constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m) The Company will use its best efforts to maintain the listing of the Common Stock (including without limitation the Shares) on the Nasdaq Capital Market.

(n) The Company will pay the filing fee required by the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(o) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the heading “Use of Proceeds”.

8. [Reserved].

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9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the negotiation and preparation of this Agreement, the offer and sale of the Shares pursuant to this Agreement, and the performance of its obligations under this Agreement, including: (i) the fees and expenses of the Company’s counsel and the Company’s accountants incurred in connection with the registration, offer, sale, and delivery of the Shares under the Securities Act, including the fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus, and any amendments and supplements to any of the foregoing, and all costs associated with printing, mailing and delivering any of the foregoing, (ii) all costs and expenses related to the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of preparing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) [Reserved], (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, the production of the road show, fees and expenses of any consultants engaged in connection with the road show, and travel and lodging expenses of officers, employees and consultants of the Company, and (viii) the fees and disbursements of counsel for the Underwriters in connection with this Agreement and the transactions contemplated hereby; provided that the aggregate amount of fees and disbursement of counsel to the Underwriters pursuant to this clause (viii) and the foregoing clause (v) shall not exceed $150,000 in the aggregate.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any reasonable investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or in any Preliminary Prospectus, Disclosure Package, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show (as defined in Rule 433(h) under the Securities Act, a “road show”), or the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon by any omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part, any inaccuracy or breach of any representations or warranties of the Company contemplated in this Agreement or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under applicable law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

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(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment thereto or in any Preliminary Prospectus, Disclosure Package, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any roadshow, or Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the applicable document or filing; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Shares purchased by such Underwriter hereunder.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding; provided, however, that that the failure to notify the indemnifying party shall not relieve such indemnifying party from any liability it may have under this Section 11. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are “affiliates” of any Underwriter (within the meaning of Rule 405 under the Securities Act) and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have reasonably requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d) To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(e) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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(f) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement (provided that this Agreement will not terminate as to any Shares purchased prior to such termination) by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or any Option Closing Date, as the case may be) (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, or the Nasdaq Stock Market, (ii) trading of any securities of the Company shall have been suspended on any securities exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ reasonable sole judgment, is material and adverse and which, individually or together with any other event specified in this Section 12, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package or the Prospectus.

13. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 9 and Section 11 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

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If, on the Closing Date or any Option Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of 10% of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company (provided that if such default occurs with respect to Option Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares and any Option Shares purchased prior to such termination). In any such case either of the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than by reason of a default by the Underwriters or the occurrence of any of the events described in Section 12(i), (iii), (iv) or (v)), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement.

(a) This Agreement represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of the Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

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(b) The Company acknowledges that in connection with the offer of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives, to the fullest extent permitted by applicable law, any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer and sale of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form in compliance with the U.S. federal ESIGN Act of 2000 or any comparable state statutes, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

18. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Underwriters and the Company and their respective successors and assigns and, to the extent expressed herein, for the benefit of the controlling persons of the Underwriters or the Company and officers and directors of the Company. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

19. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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22. Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

23. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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Very truly yours, MAMA’S CREATIONS, INC.
By:	/s/ Adam L. Michaels
Name:	Adam L. Michaels
Title:	Chairman and Chief Executive Officer

Address for Notice:

Mama’s Creations, Inc.

25 Branca Road

East Rutherford, NJ 07073

Email: agruber@mamascreations.com

Attention: Anthony Gruber

Copy to (which copy shall not constitute notice hereunder):

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 S. Seventh Street

Minneapolis, MN 55402

Email: jonathan.zimmerman@faegredrinker.com

Attention: Jonathan Zimmerman

[Signature Page to MAMA Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

William Blair & Company, L.L.C.

By:	William Blair & Company, L.L.C.

By:	/s/ Zach Dombrowski
Name:	Zach Dombrowski
Title:	Managing Director

Address for Notice:

William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, Illinois 60606

Email: legalnotice@williamblair.com

Attention: Catherine Henderson and Beau Blakely

Copy to (which copy shall not constitute notice hereunder):

Willkie Farr & Gallagher LLP

300 North LaSalle Dr.

Chicago, IL 60654-3406

Email: jcarlson@willkie.com; srabinowitz@willkie.com

Attention: Jennifer Carlson and Susan Rabinowitz

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to MAMA Underwriting Agreement]

D.A. Davidson & Co.

By:	D.A. Davidson & Co.

By:	/s/ Joshua Nolan
Name:	Joshua Nolan
Title:	Managing Director

Address for Notice:

D.A. Davidson & Co.

1325 Avenue of the Americas, 17th Floor

New York, NY 10019

Email: mkogan@dadco.com; adeden@dadco.com; jnolan@dadco.com

Attention: Maxim Kogan; Anton Deden; Josh Nolan

Copy to (which copy shall not constitute notice hereunder):

Willkie Farr & Gallagher LLP

300 North LaSalle Dr.

Chicago, IL 60654-3406

Email: jcarlson@willkie.com; srabinowitz@willkie.com

Attention: Jennifer Carlson; Susan Rabinowitz

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to MAMA Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Maximum Number of Option Shares to be Purchased
William Blair & Company L.L.C.	2,500,000	375,000
D.A. Davidson & Co.	1,666,667	250,000
Craig-Hallum Capital Group LLC	462,963	69,444
Lake Street Capital Markets, LLC	462,963	69,444
Roth Capital Partners, LLC	462,963	69,445
Total:	5,555,556	833,333

[Schedule I]

SCHEDULE II

Disclosure Package

1. Preliminary Prospectus filed on June 29, 2026

2. The following orally communicated pricing information:

●	Firm Shares offered by the Company: 5,555,556
●	Option Shares offered by the Company: 833,333
●	Price to Public: $18.00 per share
●	Underwriting discounts and commissions: $0.90 per share

[Schedule II]

SCHEDULE III

Free Writing Prospectuses

None.

[Schedule III]

SCHEDULE IV

List of Persons and Entities Subject to Lock-Up

1. Adam L. Michaels

2. Anthony Gruber

3. Moore (Skip) Tappan

4. Lynn Blake

5. Meghan Henson

6. Dean Janeway

7. Shirley Romig

8. Fred Halvin

[Schedule IV]

EXHIBIT A

LOCK-UP AGREEMENT

[●], 2026

William Blair & Company, L.L.C.

As the Representative of the several underwriters

150 North Riverside Plaza

Chicago, Illinois 60606

D.A. Davidson & Co.

As the Representative of the several underwriters

1325 Avenue of the Americas, 17th Floor

New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that you, as the representatives (the “Representatives”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Mama’s Creation’s, Inc., a Nevada corporation (the “Company”) relating to a proposed offering of shares of common stock, par value $0.00001 per share (“Common Stock”), of the Company (the “Offering”).

In consideration of the foregoing, and in order to induce the Representatives to participate in the Offering, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of William Blair & Company, L.L.C. (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 90 days after the date of the final prospectus relating to the Offering (the “Final Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option, warrant or unit), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specified in clauses (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, or for bona fide estate planning purposes; provided that no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily during the Lock-up Period in connection with such transfer, (ii) if the undersigned is a natural person, by will or intestate succession upon the death of the undersigned or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, in each case, that (x) the transferee agrees to be bound in writing by the restrictions set forth herein, and (y) any such transfer shall not involve a disposition for value, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above, (b) the acquisition or exercise of any restricted stock, restricted stock unit or stock option issued pursuant to the Company’s existing equity incentive plan, including any exercise of a stock option effected by the delivery of shares of Common Stock of the Company held by the undersigned, provided, that the restrictions set forth herein shall apply to any of the undersigned’s Common Stock issued upon such exercise, (c) the sale of Common Stock in a sell-to-cover or similar transaction with a value equal to the approximate amount of taxes to be withheld or payable upon vesting and/or settlement of any restricted stock units granted pursuant to the Company’s existing equity incentive plan; provided, that any filing under the Exchange Act with regard to this clause (c) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (c), and no other public announcement shall be required or shall be made voluntarily in connection with such vesting or settlement, (d) the sale of Common Stock pursuant to a contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “Plan”) adopted at least thirty (30) days prior to the date of this Agreement and which Plan has not been modified during such thirty (30) day period, (e) the establishment of any Plan; provided, that (i) no sales of the undersigned’s Common Stock or other securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and (ii) such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period, (f) if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, or trust, transfers or dispositions of shares of Common Stock or such other securities to any of the undersigned’s affiliates, or to any affiliated corporation, partnership, limited liability company, trust or other entity, all of the beneficial ownership interests of which are held by the undersigned in a transaction not involving a disposition for value or to any investment fund or other entity controlled or managed by the undersigned or under common control of the undersigned, or (g) if the undersigned is a corporation, partnership (whether general, limited or otherwise), or limited liability company, distributions of shares of Common Stock or such other securities to partners, members or stockholders of the undersigned; (h) in transactions relating to Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or other securities, in each case acquired in open market transactions after the completion of the Offering, (i) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or related court order, or (j) after the consummation of the Offering, pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company that has been approved by the Company’s board of directors; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the provisions of this Lock Up Agreement; and provided, further, that “change of control” as used herein, shall mean a change in ownership of not less than 75 percent (75%) of all of the voting stock of the Company; provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions; provided that that in the case of any transfer, disposition or distribution pursuant to clause (f) and (g), each done, transferee or distributee shall agree to be bound in writing by the restrictions set forth herein; and provided, further, that in the case of any transfer or distribution pursuant to clause (f) and (g), no filing by any party (including the donor, donee, transferor or transferee) under the Exchange Act reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period and any required Schedule 13F, 13D, 13G or 13G/A). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or “put equivalent position” (within the meaning of Rule 16a1(h) under the Exchange Act) or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective prior to July 17, 2026, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

The undersigned acknowledges that each of the Representatives will rely on the representations and agreements of the undersigned contained in this agreement in connection with entering into the Underwriting Agreement and performing the obligations of each of the Representatives thereunder.

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Very truly yours,

Printed Name of Holder

By:

Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)